Exhibit 10.3

OPTION AGREEMENT

[Canadian Form of Agreement]

This Option Agreement is entered into between Canadian Pacific Railway Limited (the “Corporation”) and the Participant named above (the “Optionholder”) pursuant to the Canadian Pacific Railway Limited Management Stock Option Incentive Plan as amended from time to time (the “Plan”) and confirms that:

1.on [ ] (the “Grant Date”);

2.the Optionholder, in such individual's capacity as an officer or employee of the Corporation or any Subsidiary;

3.was granted an option (the “Option”) to purchase [ ] (the “Optioned Shares”) of the Corporation set out above, exercisable from time to time as to:

a.[ ]% on and after the [ ] anniversary of the [Grant Date] ("Tranche1"); and

b.[ ]% on and after the [ ] anniversary of the [Grant Date] ("Tranche2"); and

c.[ ]% on and after the [ ] anniversary of the [Grant Date] ("Tranche3"); and

d.the remaining [ ]% on and after the [ ] anniversary of the [Grant Date] ("Tranche4");

4.at a price (the “Exercise Price”) of $[ ] (CDN) per Common Share, being the market price of the Common Shares on the Grant Date on the Toronto Stock Exchange; and

5.for a term expiring at 5:00 p.m., Calgary time, on [ ] (the “Expiry Date”);

on the terms and subject to the conditions set out in the Plan (including without limitation the Early Expiry provisions in Section 4.7 of the Plan) and in this Option Agreement.

If noted below, certain of the Optioned Shares which are issuable on the exercise of the Option granted hereunder may be "non-qualified securities" within the meaning of the Income Tax Act (Canada):

[ ]

By electronically “accepting” this agreement, the Optionholder acknowledges that this agreement constitutes notification in writing from [employer entity], the employer of the Optionholder, that the Option for the number of Optioned Shares, as set out above, if any, is in respect of non-qualified securities.

This paragraph is applicable only if, on the Grant Date, the Optionholder was granted, in addition to the Option granted hereunder, another option to purchase Common Shares pursuant to a separate stock option agreement. In such a case, the Corporation hereby designates, pursuant to subsection 110(1.42) of the Income Tax Act (Canada), that any stock option agreement with the Optionholder dated as of the Grant Date which is for an Option in respect of non-qualified securities is entered into after the time of any stock option agreement with the Optionholder dated as of the Grant Date which is for an Option in respect of qualified securities.

The Optionholder is encouraged to seek out the advice of his or her financial, tax or legal advisor to understand the tax implications of the Option, including the portion of the Option, if any, that is in respect of non-qualified securities. As a general matter, and although neither the Corporation nor any Subsidiary is providing tax advice to you, the Optionholder should be aware that the 50% tax deduction traditionally associated with the exercise of employee stock options is not available in respect of the portion of the Option that is in respect of non-qualified securities. As a consequence, the Optionholder should consider exercising any options, other than options in respect of non-qualified securities, prior to the exercise of any options for non-qualified securities.

Notwithstanding any other provisions in this Option Agreement, all Options granted (vested or unvested) shall be subject to the terms and conditions in the Non-Competition and Non-Solicitation Agreement in Schedule A (without any further notice, compensation in lieu of notice or damages of any kind) if the Optionholder fails to comply with the terms and conditions set out in Schedule A. In addition, the Optionholder agrees to reconfirm the obligations outlined in Schedule A upon request by the Corporation at any time throughout the term of the Optionholder’s engagement with the Corporation or upon termination thereof, and failure to provide such confirmation as requested by the Company shall result in the immediate cancellation of all Options granted herein (without any further notice, compensation in lieu of notice or damages of any kind).

By electronically “accepting” this agreement, the Optionholder acknowledges that he or she has read and understands the terms of the Plan and this Option Agreement, and accepts the Option in accordance with the terms of the Plan and this Option Agreement, including without limitation that he Plan contains provisions which limit the Optionholder's rights to the Optioned Shares following the Date of Termination and that the Optionholder waives any and all right to compensation or damages in consequence of the termination of employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Optionholder ceasing to have rights or be entitled to receive any Optioned Shares or cash payment under the Plan. The Optionholder also authorizes the Corporation to provide home address information to the Plan Administrator.

IN WITNESS WHEREOF the Corporation and the Optionholder have entered into this Option Agreement as of [ ].

Canadian Pacific Railway Limited

President and Chief Executive Officer

Schedule A – NON-COMPETITION AND NON-SOLICITATION AGREEMENT

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS AGREEMENT made and effective as of the [ ] day of [ ].

BETWEEN:

CANADIAN PACIFIC RAILWAY COMPANY,
a corporation organized under the laws of Canada,
(the “Company”)

- and -

###PARTICIPANT_NAME###,
(the “Employee”)

RECITALS

WHEREAS, the Company has offered the Employee the opportunity to participate in one or more of its long term incentive programs which include the Restricted Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited, the Performance Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited, and the Canadian Pacific Railway Limited Amended and Restated Management Stock Option Incentive Plan, as each such plan may be amended from time to time (collectively, the “LTIPs”);

AND WHEREAS, during the course of the Employee’s employment, the Employee has access to proprietary and confidential Company information, thereby making the Company uniquely vulnerable to misuse of such information to the detriment of the Company’s business and interests;

AND WHEREAS, any LTIP granting agreement made on or after the effective date of this Agreement and any grant thereunder is subject to the terms of this Agreement, and such terms are required to protect the proprietary interests and value of the Company and the CP Group (as defined below);
AND WHEREAS, the Employee wishes to participate in one or more of the LTIPs and be eligible to receive grants under these LTIPs by accepting this Agreement either by signature below or by electronic acceptance through Solium Capital ULC (“Shareworks”).

WHEREFORE, the parties agree as follows:

1.Consideration. In exchange for accepting this Agreement, the Employee shall be eligible to participate in one or more of the LTIPs, subject to the governing terms of those plans, and acknowledges that this eligibility and any grants thereunder shall constitute good and sufficient consideration for the Employee’s acceptance of the covenants set out in this Agreement.

2.Protected Rights. The Parties acknowledge and agree that nothing contained in this Agreement limits: (i) the Employee’s ability to report or file a charge or complaint with any federal, state, provincial or local governmental agency or commission, including the United States Securities and Exchange Commission or any Canadian securities regulator (“Government Agencies”) relating to potential violations of law or regulations; or (ii) the Employee’s ability to communicate with Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by Government Agencies, including providing documents or other information, without notice to the Company.

3.Non-Competition/ Non-Solicitation.

a.In this Agreement:

i.“Covenant Period” means the period of the Employee's employment with the Company and additionally the period of twenty-four (24) months following the cessation of the Employee's employment for any reason; and

ii.“CP Group” means and includes all past and present parent companies, subsidiary companies, and affiliated or related companies or entities of the Company, successors and assigns of the Company, including Canadian Pacific Railway Ltd., Delaware and Hudson Railroad Company, Inc., the Soo Line Railroad Company and the Dakota, Minnesota and Eastern Railroad Corporation, and Central Maine & Quebec Railway, which, during the Employee’s employment with the Company, the Employee provides services to, has responsibilities for and/or obtains confidential information from or about.

b.Non-Competition. During the Covenant Period, the Employee shall not, directly or indirectly, anywhere in Canada or the United States, (i) maintain any interest (proprietary, financial or otherwise) in the business of a Class 1 Railroad or (ii) in any manner, accept employment with, become engaged in the business of, or provide services to, a Class 1 Railroad in any position, role, or area of responsibility similar to or greater than those the Employee held with the Company in his or her last five (5) years of employment with the Company. This restriction shall still permit the Employee to acquire, directly or indirectly, less than 2% of the outstanding capital stock of any publicly traded company in the business of a Class 1 Railroad.

c.Non-Solicitation of Customers, Suppliers and Licensors. During the Covenant Period, the Employee shall not, directly or indirectly, solicit any person that:

i.is a customer, supplier or licensor of the Company or the CP Group at the cessation of the Employee’s employment that the Employee dealt with, or had confidential information of, by virtue of the Employee’s employment any time within twelve (12) months before the cessation of the Employee’s employment;

ii.was a customer, supplier or licensor of the Company or the CP Group that the Employee dealt with, or had confidential information of, by virtue of the Employee’s employment at any time within twelve (12) months before the cessation of the Employee’s employment; or

iii.to the knowledge of the Employee by virtue of the Employee’s employment, has been pursued as a prospective customer, supplier or licensor by or on behalf of the Company or the CP Group through the submission of a proposal in writing to perform services for that prospective customer, supplier or licensor at any time within twelve (12) months before the cessation of the Employee’s employment and regarding whom the Company and the CP Group has not determined to cease pursuing, for the purposes of: (A) terminating or modifying any actual or prospective relationship the customer or prospective customer has with the Company or the CP

Group or for the purposes of selling any services to, or soliciting services from, that customer or prospective customer where those services are substantially similar to or competitive with the services sold by the Company or the CP Group at the cessation of the Employees’ employment, or (B) terminating or modifying any actual or prospective relationship the supplier or licensor or prospective supplier or licensor has with the Company or the CP Group.

d.Non-Solicitation of Employees and Consultants. During the Covenant Period, the Employee shall not directly or indirectly solicit any employee or consultant of the Company or CP Group to leave their employment or engagement. For this Paragraph 3(d), general newspaper and other media advertisements shall not be a solicitation of employees or consultants or former employees or former consultants of the Company or the CP Group.

e.Notwithstanding Paragraphs 3(a)(i) and 5, the Company agrees that Paragraph 3(b) of this Agreement does not apply at the cessation of the Employee’s employment if the Company or the CP Group terminates the Employee’s employment as a result of a layoff due to lack of work or elimination of position unrelated to the Employee’s performance or conduct.

4.Acknowledgements.

a.Reasonableness of Covenants. The Employee agrees that it is fair, reasonable and necessary to protect the proprietary interests and value of the Company and the CP Group that the Employee agrees to the obligations and restrictions in this Agreement. Accordingly, the Employee confirms all obligations and restrictions in this Agreement are reasonable and valid and the Employee waives all defences to the strict enforcement of those obligations and restrictions.

b.Annual Confirmation Process. The Employee agrees to confirm the Employee’s obligations in this Agreement on an annual basis through the Employee’s Shareworks account or any other process that the Company may establish. However, such confirmation is not necessary to enforce Employee's obligations under this Agreement, which continue in full force and effect regardless of any subsequent failure to confirm.

c.Continuing Confidentiality Obligations. The Employee acknowledges and agrees to be bound by the confidentiality obligations outlined in the Company’s Code of Business Ethics, as may be amended, and any further confidentiality agreements entered into during the Employee's employment with the Company and following the cessation of the Employee's employment for any reason.

5.Survival. All obligations and restrictions imposed on the Employee under this Agreement shall survive and continue in full force and effect (i) regardless of any changes to the Employee’s terms of employment with the Company, including changes to the Employee’s duties and location of employment; and (ii) following the cessation of the Employee's employment with the Company for any reason.

6.Relief/Remedies. In the event of a breach of this Agreement, the Company may seek and shall be entitled to the following remedies, which are non-exhaustive and non-exclusive and are in addition to any further remedies available to the Company in contract, law or equity:

a.Injunction. The Employee agrees that any breach of this Agreement would cause irreparable harm to the Company and the CP Group and this harm may not be compensable entirely with monetary damages. If the Employee breaches this

Agreement, the Company and the CP Group shall be entitled to injunctive relief. Any injunctive relief sought by the Company and the CP Group shall be in addition to and not in limitation of any monetary relief or other remedies or rights to which the Company and CP Group are or may be entitled at law, in equity, or under this Agreement.

b.Repayment or Return of Benefit. If the Employee breaches the Agreement within twenty-four (24) months after receiving any payment or benefit under any LTIP grant made on or after the effective date of this Agreement (the “Repayment Period”), the Company shall be entitled to repayment or return of such payment or benefit. For clarity:

i.with respect to the Restricted Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited and the Performance Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited, as may be amended, the Company may require, at its sole discretion, that the Employee immediately repay any cash settlement or payment received during the Repayment Period pursuant to any LTIP grant subject to this Agreement; and

ii.with respect to the Canadian Pacific Railway Limited Amended and Restated Management Stock Option Incentive Plan, as may be amended, the Company may require, at its sole discretion, that the Employee immediately pay the Company an amount equal to the difference between the exercise price of any options and the market value of any corresponding shares which have been purchased during the Repayment Period through the exercise of any vested option granted subject to this Agreement. For the purposes of this paragraph, the term market value shall mean the closing price of the shares on the date that the Employee exercises the vested option.

For further clarity, the obligation set out above in this Paragraph 6(b) regarding the Repayment Period shall not be interpreted to extend the Employee’s Covenant Period.

c.Forfeiture. The Employee agrees that any LTIP grants made which are subject to the terms of this Agreement (whether vested or unvested) shall be forfeited in their entirety and the Employee shall have no further right, entitlement or interest in such grants.

d.Accounting. The Company shall be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, or other remuneration which the Employee or any other person or entity has either directly or indirectly realized on its behalf or on behalf of another and/or may realize, because of, growing out of, or in connection with litigation relating to any breach of this Agreement.

e.Legal Costs. The Company shall be awarded its reasonable solicitor and own client expenses, including legal fees and costs, incurred in enforcing this Agreement.

7.Severability. Each provision in this Agreement is separate and distinct, and if any provision, whether in whole or in part, is unenforceable, it shall be severed from this Agreement and all other provisions of this Agreement shall continue to apply in full force and effect.

8.Non-Waiver. The Company's decision to not enforce a breach of any part of this Agreement (or the Company's settlement of any claims for breach) will not prevent the Company from enforcing the Agreement regarding any other breach of this Agreement that the Company discovers, and shall not operate as a waiver against any future enforcement of any part of this Agreement, any other agreement with the Employee or any other agreement with any other employee of the Company.

9.No Breach of Obligations to Others. The Employee represents that the Employee is not bound by or a party to any agreement or obligation with any other party that restrains or conflicts with the Employee’s obligations under this Agreement or the Employee’s employment with the Company. The Employee agrees to indemnify the Company and the CP Group in respect of any violation of this representation.

10.Disclosure. The Employee agrees to disclose his or her commitments under this Agreement to any future employer or potential employer of the Employee, and authorizes the Company, at its election, to make this disclosure.

11.Governing Law and Attornment. This Agreement shall be construed and determined under the laws of Alberta and the laws of Canada applicable in that province. For all legal proceedings, this Agreement will be deemed to have been performed in Alberta and the courts of Alberta will have the exclusive jurisdiction to entertain any action arising under this Agreement. The Employee and the Company each attorns to the jurisdiction of the courts of Alberta, provided that nothing in this Agreement will prevent the Company from proceeding at its election against the Employee in the courts of any other province or country.

12.Successor and Assigns. This Agreement binds and inures to the benefit of the Company’s successors and assigns.

13.Amendments. No amendment or modification to this Agreement will be valid or binding unless set out in writing and signed by both the Employee and the Company.

14.Independent Advice. The Employee confirms that the Employee has had a reasonable and adequate opportunity to obtain independent advice about this Agreement, the sufficiency of the consideration for this Agreement and the reasonableness of the obligations and restrictions in this Agreement, and that the Employee is accepting this Agreement freely and voluntarily with full understanding of its contents.

15.Practice of Law. As it relates to the practice of law after the Employee’s employment with the Company has ceased (for any reason), the restrictions described in this Agreement shall be interpreted consistent with the applicable rules of professional responsibility, including but not limited to rules on confidentiality of information, duties to former clients and restrictions on the right to practice.]

16.Entire Agreement. This Agreement does not supersede and does not replace or extinguish any other written agreements between Employee and the Company or any member of CP Group regarding its subject matter including but not limited to non-competition, non-solicitation, or confidentiality obligations. Other than stated in this Agreement, the Employee has been offered no oral or written promises, inducements, or representations, and the Employee accepts this Agreement without reliance on any oral or written promises, inducements, or representations other than those set out in this Agreement.

17.Recitals. The recitals set forth above form part of this Agreement.

The Employee may enter into this Agreement by electronic acceptance via Shareworks, and acknowledges that such electronic signature is intended to authenticate Employee's acceptance and shall have the same force and effect as a manual signature. This Agreement shall be effective and binding upon acceptance by Employee; Employee acknowledges that the Company is not required to execute this Agreement for it to be binding.

Dated: ###ACCEPTANCE_DATE### ###PARTICIPANT_NAME###